PARTICIPATION AGREEMENT - DREYFUS
                          FUND PARTICIPATION AGREEMENT


This Agreement is entered into as of the 1st day of February, 2004, between First Security Benefit Life Insurance and Annuity Company of New York, a life insurance company organized under the laws of the State of New York ("Insurance Company"), Dreyfus Investment Portfolios and Dreyfus Variable Investment Fund (each, individually, a "Fund", collectively, the "Funds.") and Dreyfus Service Corporation, distributor of the Funds, a New York Corporation.

                                    ARTICLE I
                                   DEFINITIONS

1.1   "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day for which a Fund calculates net asset value per Share (as defined below) as described in the Fund's Prospectus.

1.4   "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity or variable life insurance contract that uses any Participating Fund (as defined below) as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

1.6 "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company (as defined below).

1.7 "Disinterested Board Members" shall mean those members of the Board of a Fund that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates that invest in Shares (as defined below) of a Participating Fund.

1.10 "Participating Companies" shall mean any insurance company (including Insurance Company) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Funds.

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1.11  "Participating Fund" shall mean each Fund, including,  as applicable,  any series thereof, specified in Exhibit A, as such Exhibit may be amended from time to time by agreement of the parties hereto, the Shares (as defined below) of which are available to serve as the underlying investment medium for the aforesaid Contracts.

1.12 "Prospectus" shall mean the current prospectus and statement of additional information of a Fund, relating to its Shares (as defined below), as most recently filed with the Commission.

1.13 "Separate Account" shall mean each account specified in Exhibit B attached hereto, each a separate account established by Insurance Company in accordance with the laws of the State of New York, as such Exhibit may be amended from time to time by agreement of the parties thereto.

1.14 "Shares" shall mean (i) each class of shares of a Participating Fund set forth on Exhibit A next to the name of such Participating Fund, as such Exhibit may be revised from time to time, or (ii) if no class of shares is set forth on Exhibit A next to the name of such Participating Fund, the shares of the Participating Fund.

1.15 "Software Program" shall mean the software program used by a Fund for providing Fund and account balance information including net asset value per Share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Fund is not available, such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.

                                   ARTICLE II
                                 REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the insurance laws of the State of New York and the regulations thereunder for the purpose of offering to the public certain individual and group variable annuity and variable life insurance contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts or the Separate Account is properly exempt from registration under the Act; and
      (d) the Separate Account is eligible to invest in Shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

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2.2   Insurance  Company  represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act") or the Contracts are not registered under the 1933 Act because they are properly exempt from such registration; (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to notify each Participating Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Each Participating Fund represents and warrants that it is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions under state and federal law required for the Participating Fund to operate and offer its Shares as an underlying investment medium for Participating Companies.

2.5 Each Participating Fund represents and warrants that it is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 Insurance Company represents and warrants that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

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2.7   Each  Participating  Fund  represents and warrants that it will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Participating Fund has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof,
      relating  to  the  diversification   requirements  for  variable  annuity,
      endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Section 2.7 by a Participating Fund, it will take all reasonable steps (a) to notify the Insurance Company of such breach and (b) to adequately diversify the Participating Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

2.8 Insurance Company agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.

2.9 Each Participating Fund represents and warrants that any of its directors, trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating
      Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Each Participating Fund represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts or Maryland, as applicable, and that it does and will comply in all material respects with the 1940 Act

2.12 Dreyfus Service Corporation represents and warrants that it is registered as a broker-dealer with the SEC and is a member in good standing with the NASD

2.13 Insurance Company represents and warrants that it (a) has adopted policies and procedures to monitor trading activity in the Participating Funds by Contract owners and (b) is entitled (by disclosure in the prospectus) to require that allocations to sub-accounts investing in the Participating Funds made by or on behalf of Contract owners be made exclusively via regular U.S. mail (i.e. submissions via facsimile, e-mail and the Insurance Company's website are note

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                                   ARTICLE III
                                   FUND SHARES

      permitted) if such allocations follow a market timing strategy , and (c) will use reasonable efforts to identify allocations following a market timing strategy and enforce the "U.S. mail only" submission policy noted above upon a Participating Fund's or Dreyfus' request.

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in Shares of each Participating Fund.

3.2 Each Participating Fund agrees to make its Shares available for purchase at the then applicable net asset value per Share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, each Participating Fund may refuse to sell its Shares to any person, or suspend or terminate the offering of its Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders.

3.3 Each Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or
      (b) "qualified pension or retirement plans" as determined under Section 817(h)(4) of the Code. Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public.

3.4 Each Participating Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per Share basis to Insurance Company by 6:00 p.m. Eastern time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. Non-material errors will be corrected in the next Business Day's net asset value per Share.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the unit values of the Separate Account for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Shares of each Participating Fund that will be purchased or redeemed at that day's closing net asset value per Share. The net purchase or redemption orders will be transmitted to each Participating Fund by Insurance Company by 11:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General

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      Accounts shall  be  effected  at  the  net  asset  value per Share of each
      Participating Fund next calculated after receipt of the order by the Participating Fund or its Transfer Agent.

3.6 Each Participating Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Participating Fund for the Separate Account. Each Participating Fund will execute orders at the applicable net asset value per Share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Shares of the Participating Fund, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value per Share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and
      Section 3.8. Insurance Company represents and warrants that all orders submitted by the Insurance Company for execution on the effective trade date shall represent purchase or redemption orders received from Contractholders prior to the close of trading on the New York Stock Exchange on the effective trade date.

3.7 Insurance Company will make reasonable efforts to notify each applicable Participating Fund in advance of any purchase or redemption order greater than $1 million.

3.8 If Insurance Company's order requests the purchase of Shares of a Participating Fund, Insurance Company will pay for such purchases by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the applicable Participating Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to
      Section 3.5. Each applicable Participating Fund will execute such orders at the applicable net asset value per Share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to
      Section 3.5. If payment in Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 noon Eastern time on such Business Day, Insurance Company shall promptly, upon each applicable Participating Fund's request, reimburse the respective Participating Fund for any charges, costs, fees, interest or other expenses incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio transactions effected by the Participating Fund based upon such purchase request.

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3.9   Payment for Participating  Fund Shares redeemed by the Separate Account or the Insurance Company shall be made by the applicable Fund in federal funds transmitted by wire to the Insurance Company or any other designated person in a timely manner in accordance with Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and
      policies  of  the  applicable  Fund  as  described  in  the   then-current
      prospectus. If Insurance Company's order requests the redemption of any shares of a Participating Fund valued at or greater than $1 million, the Participating Fund will wire such amount to Insurance Company within seven days of the order

3.10 Each Participating Fund has the obligation to ensure that its Shares are registered with applicable federal agencies at all times.

3.11 Each Participating Fund will confirm each purchase or redemption order made by Insurance Company. Transfers of Shares of a Participating Fund will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record Shares ordered from a Participating Fund in an appropriate title for the corresponding account.

3.12  Each   Participating   Fund  shall  credit  Insurance   Company  with  the
      appropriate number of Shares.

3.13 On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per Share. Insurance Company elects on behalf of the Separate Account to receive all dividends and capital gains in the form of additional Shares of the applicable Participating Fund at the net asset value per Share on the ex-dividend date. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of Shares so issued. Insurance Company reserves the right to revoke this election and to receive dividends and capital gains in cash.

3.14 To the extent that a Separate Account is properly exempt from registration under Act, at least once annually, at the request of a Participating Fund, or its designee, Insurance Company will certify the amount of purchases and redemptions of fund shares from such Separate Account for the Participating Funds most recent fiscal year end.

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                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1 Each Participating Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2 Each Participating Fund shall distribute to Insurance Company copies of the Participating Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to the holders of its Shares) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. Insurance Company may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in Insurance Company's insurance product. At Insurance Company's request, the Participating Fund will provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by the Insurance Company.

4.3 Each Participating Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its Shares (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement), promptly after the filing of such document with the Commission or other regulatory authorities.

4.4 Insurance Company will provide to each Participating Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, promptly after the filing of such document with the Commission.

4.5 Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of existing Variable Contract owners of Insurance Company whose Variable Contract values are invested in the Participating Funds. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of the Insurance Company attesting to the accuracy of the information contained in the letter.

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                                    ARTICLE V
                                    EXPENSES

5.1 The charge to each Participating Fund for all expenses and costs of the Participating Fund, including but not limited to management fees, Rule 12b-1 fees, if any, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per Share.

5.2 Except as provided in Article IV and V, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of any Participating Fund or expenses relating to the distribution of its Shares. Insurance Company shall pay the following expenses or costs:

      a. Such amount of production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time.

      b.  Expenses of distributing any Participating Fund materials or marketing
          materials  to  prospective   Insurance  Company   Contractholders  and
          Participants.

      c. Expenses of distributing any Participating Fund materials or marketing materials to Insurance Company Contractholders and Participants.

      A Participating Fund's principal underwriter may pay Insurance Company, or the broker-dealer acting as principal underwriter for the Insurance Company's Contracts, for distribution and other services related to the Shares of the Participating Fund pursuant to any distribution plan adopted by the Participating Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Participating Fund's principal underwriter and Insurance Company or the principal underwriter for the Insurance Company's Contracts, as applicable, related to such plan.

      Except as provided herein, all other expenses of each Participating Fund shall not be borne by Insurance Company.

5.3 The Participating Fund shall bear the expense of printing Participating Fund prospectuses (regardless of whether such prospectuses are printed by or on behalf of the Participating Fund or by the Insurance Company) and annual and semi-annual reports delivered to existing Contractholders.

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                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the order dated February 5, 1998 of the Commission under Section 6(c) of the Act with respect to Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in the Notice. As set forth therein, if Dreyfus Investment Portfolios is a Participating Fund, Insurance Company agrees, as applicable, to report any potential or existing conflicts promptly to the Board of Dreyfus Investment Portfolios, and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

      a. Withdrawing the assets allocable to the Separate Account from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

      b. Establishing a new registered management investment company or managed separate account.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund, Insurance Company may be required, at the Board's election, to withdraw the investments of the Separate Account in that Participating Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any

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      Contract.  Insurance  Company  shall not  be  required  by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

                                   ARTICLE VII
                       VOTING SHARES OF PARTICIPATING FUND

7.1 Each Participating Fund shall provide Insurance Company with copies, at no cost to Insurance Company, of the Participating Fund's proxy materials, reports to shareholders and other communications to shareholders (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement) in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants. Each Participating Fund shall provide Insurance Company as much advance notice as is reasonably practical of the date of any shareholder meetings of a Participating Fund and the record date thereof.

      To the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges with respect to the Contracts, or to the extent otherwise required by law, Insurance Company shall:

      a. solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

      b.  vote  the  Shares  of  the  Participating   Fund  in  accordance  with
          instructions received from Contractholders or Participants; and

      c.  vote the Shares of the  Participating  Fund for which no  instructions
          have  been   received  in  the  same   proportion  as  Shares  of  the
          Participating Fund for which instructions have been received.

      The Participating Fund will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Contractholders with respect to proxies related to such Fund, consistent with applicable provisions of the 1940 Act.

7.2 Insurance Company agrees that it shall not, without the prior written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to (a) change or supplement the Participating Fund's current investment adviser or (b) change, modify, substitute, add to or delete from the current investment media for the Contracts.

                                  ARTICLE VIII
                          MARKETING AND REPRESENTATIONS

8.1 Each Participating Fund or its principal underwriter shall periodically furnish Insurance Company with the following documents relating to the Shares of the Participating Fund, in quantities as Insurance Company may reasonably request:

      a.  Current Prospectus and any supplements thereto; and

      b.  Other marketing materials.

      Expenses for the production of such documents shall be borne by the parties in accordance with Article 5 of this Agreement.

8.2 Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund, its investment adviser or the administrator is named, at least ten Business Days prior to its use. No such material shall be used unless the Participating Fund or its designee approves such material in writing.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus of, as may be amended or supplemented from time to time, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved by the applicable Participating Fund.

8.5 Each Participating Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Participating Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least ten Business Days prior to its use. No such material shall be used unless Insurance Company approves such material.

8.6 Each Participating Fund shall not, in connection with the sale of Shares of the Participating Fund, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company in writing.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless each Participating Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment adviser (if applicable), each respective Participating Fund's distributor, and their respective affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is under common control with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement (with the written consent of the Insurance Company) of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

        (i)  arise out of or are based  upon any  untrue  statement  or  alleged untrue statement of any material fact contained in written information furnished by or on behalf of Insurance Company to the Participating Fund or its designee specifically for use in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

       (ii) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933
             Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company by or on behalf of the Participating Fund or Dreyfus for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts;

      (iii) arise out of or as a result of wrongful conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the respective Participating Fund not supplied by the Insurance Company) of Insurance Company, its agents or persons under its control with respect to the sale and distribution of Contracts for which the Shares of the respective Participating Fund are an underlying investment or the Shares of a Participating Fund;

       (iv)  arise  out  of  or  result   from  any   material   breach  of  any
             representation and/or warranty made by Insurance Company in this Agreement or arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders provided that such incorrect calculation and/or untimely reporting is not attributable to an incorrect and/or untimely NAV calculation provided by or on behalf of a Participating Fund; or

        (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) (ii) and (iii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by or on behalf of the respective Participating Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2 Each Participating Fund severally agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund; (ii) arise out of or are based upon the omission or alleged omission to state in the registration statement or Prospectus or sales literature or advertisements of the respective
      Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the respective Participating Fund; and the respective Participating Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective Participating Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the respective Participating Fund may otherwise have.

9.3 Each Participating Fund severally shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the respective Participating Fund's (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the respective Participating Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company.

9.4 Dreyfus Service Corporation agrees to indemnify and hold harmless the Insurance Company and each of its directors and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Dreyfus Service Corporation) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature of the Participating Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Dreyfus Service Corporation or Participating Fund by or on behalf of the Insurance Company for use in the registration statement or Prospectus the Participating Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Participating Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement or Prospectus or sales literature for the Contracts not supplied by the Participating Fund, Dreyfus Service Corporation or persons under their control) or wrongful conduct of the Participating Fund or Dreyfus Service Corporation or persons under their authorization or control, with respect to the distribution of the Participating Fund shares; or

      (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or Prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company in writing by or on behalf of the Participating Fund or Dreyfus Service Corporation; or

       (iv) arise as a result of any failure by the Funds or Dreyfus Service Corporation to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Participating Fund, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Section 2.5 or 2.7 of this Agreement); or

        (v) arise out of or result from any material breach of any representation and/or warranty made by Dreyfus Service Corporation or the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by Dreyfus Service Corporation or the Funds

9.5 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

      A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this Article IX shall survive termination of this Agreement.

      No party shall be liable under this Article with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of such indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations and duties under this Agreement.

                                    ARTICLE X
                          COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2  This Agreement shall terminate without penalty:

      a. As to any Participating Fund, at the option of Insurance Company or the Participating Fund at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the respective Participating Fund and Insurance Company;

      b. As to any Participating Fund, at the option of Insurance Company, if Shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice;

      c. As to a Participating Fund, at the option of Insurance Company, upon the institution of formal proceedings against that Participating Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair that Participating Fund's ability to meet and perform the Participating Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

      d. As to a Participating Fund, at the option of each Participating Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Participating Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by such Participating Fund with said termination to be effective upon receipt of notice;

      e. As to a Participating Fund, at the option of that Participating Fund, if the Participating Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of that Participating Fund or Dreyfus, such Participating Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Participating Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

      f. As to a Participating Fund or Dreyfus, at the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith that the Participating Fund or Dreyfus, as applicable, has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of Insurance Company or its Separate Account, the Insurance Company shall notify the Participating Fund or Dreyfus, as applicable, in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Participating Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply to the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

      g. As to a Participating Fund, upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless Insurance Company specifically approves the selection of a new Participating Fund investment adviser. Such Participating Fund shall promptly furnish notice of such termination to Insurance Company;

      h. As to a Participating Fund, at the option of the Insurance Company in the event that Shares of the Participating Fund are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such Shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Such termination to be effective upon Participating Fund's receipt of notice from the Insurance Company;

      i. At the option of a Participating Fund upon a determination by its Board in good faith that it is no longer advisable and in the best interests of shareholders of that Participating Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (i) shall be effective upon notice by such Participating Fund to Insurance Company of such termination;

      j. At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify;

      k. At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement;

      l. At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

      m. Upon assignment of this Agreement, unless made with the written consent of every other non-assigning party.

      n. termination by the Insurance Company by written notice to the Funds and Dreyfus in the event that a Participating Fund ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.5 and 2.7 hereof, or if the Insurance Company reasonably believes that such Participating Fund may fail to so qualify or comply

      o. termination by the Insurance Company upon any substitution of the shares of another investment company or series thereof for shares of a Participating Fund in accordance with the terms of the Contracts, provided that the Insurance Company has given at least 45 days prior written notice to the Participating Fund and Dreyfus of the date of substitution

      Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3 Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, each Participating Fund and Dreyfus shall, at the option of the Insurance Company, continue to make available additional Shares of that Participating Fund for as long as the Insurance Company desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Participating Fund, redeem investments in the Participating Fund and/or invest in the Participating Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Insurance Company).

10.4 Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund unless Insurance Company or such other Participating Fund, as the case may be, terminates this Agreement as to such other Participating Fund in accordance with this Article X.

                                   ARTICLE XI
                                   AMENDMENTS

11.1 Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund or class of Shares of a Participating Fund as specified in Exhibit A, shall be made by agreement in writing between Insurance Company and each respective Participating Fund.

                                   ARTICLE XII
                                     NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

            Insurance Company:      First Security Benefit Life Insurance
                                    and Annuity Company of New York
                                    Attention Chief Administrative Officer
                                    70 West Red Oak Lane, 4th Floor
                                    White Plains, NY 10604

            with copies to:         Security Benefit Life Insurance Company
                                    Attention General Counsel
                                    One Security Benefit Place
                                    Topeka, Kansas 66636-0001

            Participating Funds:    Name of Fund
                                    c/o The Dreyfus Corporation
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attn: General Counsel

            with copies to:         Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038-4982
                                    Attn: Lewis G. Cole, Esq.
                                    Stuart H. Coleman, Esq.

      Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 This Agreement has been executed on behalf of each Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any director, trustee, officer or shareholder of the Fund individually. It is agreed that the obligations of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

                                   ARTICLE XIV
                                       LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                   ARTICLE XV
                               FOREIGN TAX CREDITS

15.1 Each Participating Fund agrees to consult in advance with Insurance Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                         FIRST SECURITY BENEFIT LIFE INSURANCE
                                         AND ANNUITY COMPANY OF NEW YORK

                                         By:  KAL BAKK
                                              ----------------------------------
                                         Its: Vice President
                                              ----------------------------------
Attest: Kate McMaster
        ------------------------

                                         DREYFUS INVESTMENT PORTFOLIOS

                                         By:  MICHAEL ROSENBURG
                                              ----------------------------------
                                         Its: Associate General Counsel
                                              ----------------------------------
Attest: Kristi W. McBee
        ------------------------

                                         DREYFUS VARIABLE INVESTMENT FUND

                                         By:  MICHAEL ROSENBURG
                                              ----------------------------------
                                         Its: Associate General Counsel
                                              ----------------------------------
Attest: Kristi W. McBee
        ------------------------

                                         DREYFUS SERVICE CORPORATION

                                         By:  WILLIAM MARESCA
                                              ----------------------------------
                                         Its: Chief Financial Officer
                                              ----------------------------------
Attest: Kristi W. McBee
        ------------------------

                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS


            FUND NAME                                              SHARE CLASS
            ---------                                              -----------

Dreyfus Investment Portfolios - Technology Growth Portfolio      Services Shares
Dreyfus Variable Investment Fund -
  International Value Portfolio                                  Service Shares

                                    EXHIBIT B

                                SEPARATE ACCOUNTS

Variable Annuity Account B

                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated as of the 1st day of February, 2004 between First Security Benefit Life Insurance and Annuity Company of New York, Dreyfus Investment Portfolios, Dreyfus Variable Investment Fund, and Dreyfus Service Corporation (the "Agreement") is hereby amended, as follows:

     Exhibit B to the Agreement is hereby deleted, and replaced with the Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the 19th day of September, 2006.

FIRST SECURITY BENEFIT LIFE                     ON BEHALF OF THOSE DREYFUS FUNDS
INSURANCE AND ANNUITY COMPANY                         LISTED ABOVE AS PARTIES TO
OF NEW YORK                                                        THE AGREEMENT

By: /s/Thomas A. Swank                             By:  /s/ Michael A. Rosenberg
    ------------------                                  ------------------------

Name: Thomas A. Swank                              Name:    Michael A. Rosenberg
      ---------------                                       --------------------

Title:  VP, CFO, and Treasurer                     Title:   Secretary
                                                            --------------------

DREYFUS SERVICE CORPORATION

By:  /s/ Gary R. Pierce
     ------------------

Name:    Gary R. Pierce
         --------------

Title:   Chief Financial Officer
         -----------------------

                                    EXHIBIT B

                                SEPARATE ACCOUNTS

Variable Annuity Account A
Variable Annuity Account B

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment is to the Fund Participation Agreement dated February 1, 2004, as amended, ("Agreement") between FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York ("Insurance Company"), on behalf of itself and on behalf of the Separate Accounts, as listed on Exhibit B of the Agreement, MBSC SECURITIES CORPORATION (formerly, "Dreyfus Service Corporation") and each Participating Fund (as defined in the Agreement). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

     WHEREAS, the Fund and Insurance Company desire to distribute the prospectuses of the series within the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws,

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Fund shall provide Insurance Company with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that the Fund provide Insurance Company with Statutory Prospectuses.

     3.   The Fund shall be responsible for compliance with Rule 498(e).

     4. The Fund represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series.

     5. The Fund agrees that the URL indicated on each Summary Prospectus will lead Insurance Company contract owners ("Contract Owners") directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund and series' documents required to be posted in compliance with Rule 498.

     6. The Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract Owner requests for additional Fund documents made directly to the Fund. The Fund further represents and warrants that any information obtained about Contract Owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

     7. Insurance Company represents and warrants that it will respond to requests for additional Fund documents made by Contract Owners directly to Insurance Company or one of its affiliates.

     8. Insurance Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses for which Insurance Company is responsible will be done in compliance with Rule 498.

     9. At Insurance Company's request, the Fund will provide Insurance Company with URLs to the current Fund and series' documents for use with Insurance Company's electronic delivery of Fund documents or on Insurance Company's website. The Fund will be responsible for maintaining the Fund and series' current documents on the website to which such URLs originally navigate.

     10. If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide Insurance Company with advance notice of its intent as soon as reasonably practicable.

     11. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

     12. The parties agree that Insurance Company is not required to distribute Summary Prospectuses to Contract Owners, but rather that the use of the Summary Prospectuses will be at the discretion of Insurance Company. Insurance Company agrees that it will give the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of April 15, 2011.

FIRST SECURITY BENEFIT LIFE INSURANCE   MBSC SECURITIES CORPORATION
AND ANNUITY COMPANY OF NEW YORK

By:  DOUGLAS WOLFF                      By:    GARY R. PIERCE
     -------------                             --------------
Name:  Douglas Wolff                    Name:  Gary R. Pierce
       -------------                           --------------
Title:  Vice President                  Title: Chief Financial Officer
        --------------                         -----------------------
Date:5/16/11                            Date:  -------
     -------

ON BEHALF OF THE FUNDS LISTED ON
EXHIBIT A OF THE AGREEMENT

By:KATHLEEN DENICHOLAS
   -------------------
Name:  Kathleen DeNicholas
       -------------------
Title:   Assistant Secretary
        --------------------
Date:5/17/2011
     ---------

                              SECOND AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                          ----------------------------

The Fund Participation Agreement dated as of the 1st day of February, 2004, as amended (the "Agreement"), between First Security Benefit Life Insurance and Annuity Company of New York, Dreyfus Investment Portfolios, Dreyfus Variable Investment Fund, and MBSC Securities Corporation (formerly known as "Dreyfus Service Corporation") ("MBSC"), is hereby amended, as follows:

     1. Dreyfus Investment Portfolios and Dreyfus Variable Investment Fund are deleted from the recital paragraph as parties to the Agreement, and "the Participating Funds (as defined below)" is substituted in their place.

     2. Exhibit A to the Agreement is hereby deleted, and replaced with the Exhibit A attached hereto.

     3. Exhibit B to the Agreement is hereby deleted, and replaced with the Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the 1st day of March, 2012.

FIRST SECURITY BENEFIT LIFE INSURANCE   ON BEHALF OF THE PARTICIPATING FUNDS
AND ANNUITY COMPANY OF NEW YORK

By:       DOUGLAS WOLFF                 By:     BRADLEY SKAPYAK
          -------------                         ---------------
Name:     Douglas Wolff                 Name:   Bradley Skapyak
          -------------                         ---------------
Title:    Vice President                Title:  President
          --------------                        ---------
MBSC SECURITIES CORPORATION
By:     MATTHEW PERRONE
        ---------------
Name:   Matthew Perrone
        ---------------
Title:  EVP
        ---
=

                                   EXHIBIT A

                          LIST OF PARTICIPATING FUNDS

FUND NAME                                                  SHARE CLASS          CUSIP NUM

Dreyfus Inv. Port.: Core Value Portfolio                   Initial Shares       26202A108
Dreyfus Inv. Port.: MidCap Stock Portfolio                 Initial Shares       26202A207
Dreyfus Inv. Port.: Technology Growth Portfolio            Initial Shares       26202A801
Dreyfus Var Inv.: Appreciation Portfolio                   Initial Shares       261976807
Dreyfus Var Inv.: Growth and Income Portfolio              Initial Shares       261976203
Dreyfus Var Inv.: International Equity Portfolio           Initial Shares       261976104
Dreyfus Var Inv.: International Value Portfolio            Initial Shares       261976872
Dreyfus Var Inv.: Opportunistic Small Cap Portfolio        Initial Shares       261976708
Dreyfus Var Inv.: Quality Bond Portfolio                   Initial Shares       261976609
The Dreyfus Socially Responsible Growth Fund, Inc.         Initial Shares       26201X109
Dreyfus Stock Index Fund                                   Initial Shares       262014103

Dreyfus Inv. Port.: Core Value Portfolio                   Service Shares       26202A827
Dreyfus Inv. Port.: MidCap Stock Portfolio                 Service Shares       26202A728
Dreyfus Inv. Port.: Small Cap Stock Index Portfolio        Service Shares       26202A686
Dreyfus Inv. Port.: Technology Growth Portfolio            Service Shares       26202A710
Dreyfus Var Inv.: Appreciation Portfolio                   Service Shares       261976831
Dreyfus Var Inv.: Growth and Income Portfolio              Service Shares       261976799
Dreyfus Var Inv.: International Equity Portfolio           Service Shares       261976781
Dreyfus Var Inv.: International Value Portfolio            Service Shares       261976773

FUND NAME                                                  SHARE CLASS          CUSIP NUM
Dreyfus Var Inv.: Opportunistic Small Cap Portfolio        Service Shares       261976732
Dreyfus Var Inv.: Quality Bond Portfolio                   Service Shares       261976740
The Dreyfus Socially Responsible Growth Fund, Inc.         Service Shares       26201X208
Dreyfus Stock Index Fund                                   Service Shares       262014202
Dreyfus Var Inv.: Money Market Portfolio                   Money Fund           261976302

                                   EXHIBIT B

                               SEPARATE ACCOUNTS

Variable Annuity Account A
Variable Annuity Account B


"Separate Account" will include any new separate account created subsequent to the date hereof.